MICHAEL KORS

Exhibit 99.1
Michael Kors Holdings Limited Announces First Quarter Fiscal 2018 Results
Exceeds First Quarter Guidance; Raises Full Year Outlook
London — August 8, 2017 — Michael Kors Holdings Limited (NYSE:KORS) (the “Company”), a global fashion luxury brand, today announced its financial results for the fiscal 2018 first quarter ended July 1, 2017.
For the three months ended July 1, 2017:

•	Total revenue decreased 3.6% to $952.4 million from $987.9 million in the first quarter of fiscal 2017. On a constant currency basis, total revenue decreased 2.6%.

•
Retail net sales increased 10.1% to $619.9 million driven in large part by 67 net new store openings since the end of the first quarter of fiscal 2017 and the impact of the acquisition of the Greater China license. Comparable sales decreased 5.9%. On a constant currency basis, retail net sales increased 11.6%, and comparable sales decreased 4.9%. Wholesale net sales decreased 23.0% to $303.6 million and on a constant currency basis, wholesale net sales decreased 22.7%. Licensing revenue decreased 5.6% to $28.9 million.

•
Total revenue in the Americas decreased 8.2% to $634.1 million on a reported basis and decreased 7.9% on a constant currency basis. European revenue decreased 10.2% to $201.2 million on a reported basis, and decreased 7.5% on a constant currency basis. Revenue in Asia increased 60.2% to $117.1 million on a reported basis, and increased 61.9% on a constant currency basis.

•
Gross profit decreased 2.8% to $574.7 million, and as a percentage of total revenue was 60.3%. Foreign currency translation and transaction favorably impacted gross profit margin by approximately 10 basis points. This compares to gross margin of 59.9% in the first quarter of fiscal 2017.

•
Income from operations was $149.4 million, or 15.7% as a percentage of total revenue. This compares to $186.9 million, or 18.9% as a percentage of total revenue, for the first quarter of fiscal 2017. Excluding the $11.3 million of one-time costs related to the acquisition of the Company's Greater China licensee, income from operations for the first quarter of fiscal 2017 was $198.2 million, or 20.1% as a percentage of total revenue.

•
Net income attributable to MKHL was $125.5 million, or $0.80 per diluted share, based on a 16.4% tax rate and 156.9 million weighted average diluted shares outstanding. Earnings per diluted share exceeded the Company's prior expectations of $0.60 to $0.64. Net income attributable to MKHL for the first quarter of fiscal 2017 was $147.1 million, or $0.83 per diluted share, based on a 21.2% tax rate and 176.6 million weighted average diluted shares outstanding. Excluding the $11.3 million, or $0.07 per diluted share, of one-time costs related to the acquisition of the Company's Greater China licensee, net income attributable to MKHL for the first quarter of fiscal 2017 was $158.4 million, or $0.90 per diluted share.

•
At July 1, 2017, the Company operated 838 retail stores, including concessions, compared to 771 retail stores, including concessions, at the end of the same prior-year period. The Company had 141 additional retail stores, including concessions, operated through licensing partners. Including licensed locations, there were 979 Michael Kors stores worldwide at the end of the first quarter of fiscal 2018.

John D. Idol, the Company’s Chairman and Chief Executive Officer, said, “Our first quarter performance exceeded our expectations, driven largely by better than anticipated retail comparable sales results in both North America and Europe.  We are encouraged by our first quarter performance, although we continue to believe that fiscal 2018 will be a transition year for our company, as we focus on laying the foundation for the future by executing on our strategic plan, Runway 2020.  While it is still early in the process, we are making meaningful progress enhancing our assortments, deepening our connection with consumers, and elevating our jet set luxury experience in our stores and digital flagships."

MICHAEL KORS

Mr. Idol continued, "In addition, we are pleased to have recently announced plans to form a global fashion luxury group. Our agreement to acquire Jimmy Choo will bring together two iconic brands that are industry leaders in style and trend. Jimmy Choo has a rich history as a luxury brand with a 20 year track record of enduring customer appeal. We are committed to supporting Jimmy Choo's strong brand equity and fashion leadership as we work with its talented management team to realize the brand's significant growth potential. We believe that the development of a global fashion luxury group will increase long-term shareholder value as we create a more diverse product portfolio, increase our exposure to international markets and unlock additional opportunities for future growth."
Share Repurchase Program
During the first quarter, the Company repurchased 4,543,500 of the Company's ordinary shares for approximately $157.8 million in open market transactions. As of July 1, 2017, the remaining availability under the Company’s share repurchase program was $842.2 million. Share repurchases may be made in open market or privately negotiated transactions, subject to market conditions, applicable legal requirements, trading restrictions under the Company’s insider trading policy, and other relevant factors. The program may be suspended or discontinued at any time.
Balance Sheet
As of July 1, 2017, the Company had $155.8 million of debt, which was recorded within short-term debt in its Consolidated Balance Sheet. This debt consisted of borrowings under the Company's revolving credit facilities. The amount available for future borrowings is approximately $844.8 million.
Outlook
For the second quarter of fiscal 2018, the Company expects total revenue to be between $1.035 billion and $1.055 billion, which includes a comparable sales decrease in the mid-single digits range. The Company expects operating margin to be approximately 14.3%. Diluted earnings per share are expected to be in the range of $0.80 to $0.84. This assumes 154 million weighted average diluted shares outstanding and a tax rate of approximately 15.0%.
For fiscal 2018, the Company expects total revenue to be approximately $4.275 billion and for comparable sales to decrease in the mid-single digits range. Operating margin is expected to be approximately 16.0%. Diluted earnings per share are expected to be in the range of $3.62 to $3.72. This assumes 156 million weighted average diluted shares outstanding and a tax rate of approximately 17.0%. This guidance excludes $40 million to $60 million in one-time costs associated with 20 to 40 store closures in Fiscal 2018.
The Company’s outlook does not include any expectations related to Jimmy Choo as the transaction has not yet been completed. Based on the Company’s internal forecasts for Jimmy Choo and assuming a close early in the Company’s third fiscal quarter, incremental revenue is expected to be approximately $275 million for the second half of fiscal 2018. For fiscal 2019, the Company expects incremental revenues of $570 million to $580 million1.

The Company expects this acquisition to be immediately accretive on a cash basis. The Company believes the acquisition will be dilutive to EPS in the low single digit percentage range in both Fiscal 2018 and 2019 and accretive in the low single digits in Fiscal 2020, excluding one-time transaction and transition costs related to the acquisition2.

Transaction costs related to the acquisition are expected to be between $40 million and $50 million, and transition costs to be between $20 million to $30 million over the next two years. In addition, to mitigate foreign exchange risk related to the British pound purchase price, the Company has entered into a foreign exchange hedge. This type of position is not expected to receive hedge accounting treatment, and the Company expects to record mark-to-market gains and losses through its income statement until the completion of the transaction.

________________________________________________________

[1]	Revenue projections reflect the Company’s own estimates and do not include any input from, and have not been endorsed by, Jimmy Choo PLC

[2]
The forward-looking statements in this paragraph do not constitute, and should not be construed as, profit forecasts or estimates for any period for the purposes of the UK City Code on Takeovers and Mergers and no statement in this paragraph should be interpreted to mean that earnings or earnings per share for the Company for the period would necessarily match or exceed any historical published earnings or earnings per share

MICHAEL KORS

With respect to financing, the acquisition is ultimately expected to be financed through a combination of a term loan and a longer term bond. The Company anticipates a weighted average interest rate of 4.25% to 4.75%.

Conference Call Information
A conference call to discuss first quarter results is scheduled for today, August 8, 2017 at 8:00 am. ET. A live webcast of the conference call will be available in the investor relations section of the Company’s website, www.michaelkors.com. In addition, a replay of the call will be available shortly after the conclusion of the call and remain available until August 15, 2017. To access the telephone replay, listeners should dial 1-844-512-2921 or 1-412-317-6671 for international callers. The access code for the replay is 5875694 . A replay of the web cast will also be available within two hours of the conclusion of the call and will remain on the website for 90 days.
Use of Non-GAAP Financial Measures
Constant currency effects are non-GAAP financial measures, which are provided to supplement our reported operating results to facilitate comparisons of our operating results and trends in our business, excluding the effects of foreign currency rate fluctuations. Because we are a global Company, foreign currency exchange rates may have a significant effect on our reported results. We calculate constant currency measures and the related foreign currency impacts by translating the current-year’s reported amounts into comparable amounts using prior year’s foreign exchange rates for each currency. All constant currency performance measures discussed below should be considered a supplement to and not in lieu of our operating performance measures calculated in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
Additionally, this earnings release includes certain non-GAAP financial measures relating to certain one-time costs associated with the acquisition of the Greater China licensee. The Company uses non-GAAP financial measures, among other things, to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. The Company believes that excluding non-recurring items helps its management and investors compare operating performance based on its ongoing operations. While the Company considers the non-GAAP measures to be useful supplemental measures in analyzing its results, they are not intended to replace, nor act as a substitute for, any amounts presented in its consolidated financial statements prepared in conformity with U.S. GAAP and may be different from non-GAAP measures reported by other companies.
About Michael Kors
Michael Kors is a world-renowned, award-winning designer of luxury accessories and ready-to-wear. His namesake company, established in 1981, currently produces a range of products under Michael Kors Collection, MICHAEL Michael Kors and Michael Kors Mens, including accessories, ready-to-wear, footwear, wearable technology, watches, and a full line of fragrance products. Michael Kors stores are operated in the most prestigious cities in the world. In addition, Michael Kors operates digital flagships across North America, Europe and Asia, offering customers a seamless omni-channel experience. Michael Kors Holdings Limited is publicly listed on the New York Stock Exchange with the ticker KORS.
Forward Looking Statements
This press release contains forward-looking statements. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. The forward-looking statements contained in this press release are based on assumptions that the Company has made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors that it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although

MICHAEL KORS

the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results or results of operations and could cause actual results to differ materially from those in these forward-looking statements. These factors are more fully discussed in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2017 (File No. 001-35368) and other reports filed with the U.S. Securities and Exchange Commission.
CONTACTS:
Michael Kors Holdings Limited
Christina Coronios
(201) 691-6133
InvestorRelations@MichaelKors.com
ICR, Inc.
Jean Fontana
(203) 682-8200
jean.fontana@icrinc.com
Media:
ICR, Inc.
Alecia Pulman
(646) 277-1231
KorsPR@icrinc.com

MICHAEL KORS

SCHEDULE 1
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended
	July 1, 2017	July 2, 2016
Net sales	$923.5	$957.3
Licensing revenue	28.9	30.6
Total revenue	952.4	987.9
Cost of goods sold	377.7	396.6
Gross profit	574.7	591.3
Total operating expenses	425.3	404.4
Income from operations	149.4	186.9
Other income, net	(0.6)	(0.3)
Interest expense, net	1.1	0.3
Foreign currency (income) loss	(1.2)	1.3
Income before provision for income taxes	150.1	185.6
Provision for income taxes	24.6	39.3
Net income	125.5	146.3
Less: Net loss attributable to noncontrolling interest	—	(0.8)
Net income attributable to MKHL	$125.5	$147.1
Weighted average ordinary shares outstanding:
Basic	154,486,898	174,158,571
Diluted	156,871,518	176,613,751
Net income per ordinary share:
Basic	$0.81	$0.84
Diluted	$0.80	$0.83

MICHAEL KORS

SCHEDULE 2
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	July 1, 2017	April 1, 2017	July 2, 2016
Assets
Current assets
Cash and cash equivalents	$273.7	$227.7	$337.1
Receivables, net	171.3	265.8	202.8
Inventories	616.1	549.3	606.9
Prepaid expenses and other current assets	123.9	121.9	109.3
Total current assets	1,185.0	1,164.7	1,256.1
Property and equipment, net	585.5	591.5	798.7
Intangible assets, net	414.3	418.1	464.3
Goodwill	119.7	119.7	122.2
Deferred tax assets	67.2	73.3	16.9
Other assets	41.3	42.3	32.5
Total assets	$2,413.0	$2,409.6	$2,690.7
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$153.4	$176.3	$167.4
Accrued payroll and payroll related expenses	47.1	61.1	43.1
Accrued income taxes	62.8	60.3	45.0
Short-term debt	155.8	133.1	248.6
Accrued expenses and other current liabilities	161.9	135.0	197.8
Total current liabilities	581.0	565.8	701.9
Deferred rent	134.7	137.8	120.5
Deferred tax liabilities	79.2	80.0	88.5
Other long-term liabilities	36.8	31.0	22.1
Total liabilities	831.7	814.6	933.0
Commitments and contingencies
Shareholders’ equity
Ordinary shares, no par value; 650,000,000 shares authorized; 209,713,232 shares issued and 151,593,388 outstanding at July 1, 2017; 209,332,493 shares issued and 155,833,304 outstanding at April 1, 2017, and 208,759,289 shares issued and 168,997,105 outstanding at July 2, 2016	—	—	—
Treasury shares, at cost (58,119,844 shares at July 1, 2017; 53,499,189 shares at April 1, 2017; and 39,762,184 shares at July 2, 2016)	(2,815.2)	(2,654.9)	(2,054.5)
Additional paid-in capital	778.7	767.8	732.5
Accumulated other comprehensive loss	(68.2)	(80.6)	(78.3)
Retained earnings	3,685.6	3,560.3	3,154.9
Total shareholders’ equity of MKHL	1,580.9	1,592.6	1,754.6
Noncontrolling interest	0.4	2.4	3.1
Total shareholders’ equity	1,581.3	1,595.0	1,757.7
Total liabilities and shareholders’ equity	$2,413.0	$2,409.6	$2,690.7

MICHAEL KORS

SCHEDULE 3
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSOLIDATED SEGMENT DATA
($ in millions)
(Unaudited)

		Three Months Ended
		July 1, 2017	July 2, 2016
Revenue by Segment and Region:
Retail net sales:	The Americas	$392.1	$392.2
	Europe	122.1	119.1
	Asia	105.7	51.6
Total Retail Net Sales		619.9	562.9
Wholesale net sales:	The Americas	227.2	282.1
	Europe	65.0	90.8
	Asia	11.4	21.5
Total Wholesale Net Sales		303.6	394.4
Licensing revenue:	The Americas	14.8	16.5
	Europe	14.1	14.1
Total Licensing Revenue		28.9	30.6
Total Revenue		$952.4	$987.9

Income from Operations:
Retail		$92.2	$66.6
Wholesale		43.5	105.0
Licensing		13.7	15.3
Total Income from Operations		$149.4	$186.9

Operating Margin:
Retail		14.9%	11.8%
Wholesale		14.3%	26.6%
Licensing		47.4%	50.0%
Total Operating Margin		15.7%	18.9%

		July 1, 2017
Store Count and Square Footage by Region:		Store Count	Square Footage
The Americas (U.S., Canada and Latin America)		399	1,287,871
Europe		203	551,729
Asia		236	455,588
Total		838	2,295,188

MICHAEL KORS

SCHEDULE 4
MICHAEL KORS HOLDINGS LIMITED AND SUBSIDIARIES
CONSTANT CURRENCY DATA
(In millions)
(Unaudited)

	Three Months Ended		% Change
	July 1, 2017	July 2, 2016	As Reported	Constant Currency
Retail net sales	$619.9	$562.9	10.1%	11.6%
Wholesale net sales	303.6	394.4	(23.0)%	(22.7)%
Licensing revenue	28.9	30.6	(5.6)%	(5.6)%
Total revenue	$952.4	$987.9	(3.6)%	(2.6)%

NON-GAAP RECONCILIATION OF REPORTED TO ADJUSTED MEASURES,
EXCLUDING TRANSACTION COSTS
RELATED TO ACQUISITION OF THE GREATER CHINA BUSINESS
(In millions, except share and per share data)
(Unaudited)

	Three Months Ended July 2, 2016
	As Reported	Transaction Costs	As Adjusted
Total revenue	$987.9	$—	$987.9
Operating expenses	404.4	(11.3)	393.1
Operating expense as percentage of revenue	40.9%	(1.1)%	39.8%
Total income from operations	186.9	11.3	198.2
Total operating margin	18.9%	1.2%	20.1%

Retail net sales	562.9	—	562.9
Retail operating income	66.6	11.3	77.9
Retail operating margin	11.8%	2.0%	13.8%

Net income attributable to MKHL	147.1	11.3	158.4
Weighted average diluted ordinary shares outstanding	176,613,751	—	176,613,751
Diluted net income per ordinary share attributable to MKHL	$0.83	$0.07	$0.90